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                               Exhibit 21.1


                           LIST OF SUBSIDIARIES

     Name                                        Jurisdiction of Incorporation
     ----                                        -----------------------------

ACCPAC Canada Inc.                                   Nova Scotia, Canada

DISTRIBUPRO, INC.                                    California

ACCPAC Software International Pte. Ltd.              Singapore